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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Inference Corporation Amended and Restated 1993 Stock Option Plan, Inference Corporation 1998 Non-Management Stock Option Plan, Inference Corporation 1998 New Hire Stock Option Plan, Inference Corporation Private Placement Stock Option Plan, and the Inference Corporation Charles W. Jepson Stock Option Plan of our report dated February 19, 1999, with respect to the consolidated financial statements of Inference Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 1999, and of our report dated June 3, 1999, with respect to the financial statements of Verix Software included in the Current Report on Form 8-K/A dated July 9, 1999 of Inference Corporation, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Sacramento, California
September 2, 1999